UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007 (June 22, 2007)

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The following are updates to certain of the legal proceedings described in Note 14 to our consolidated financial statements, Contingencies and Commitments, in our 2006 Financial Report, which is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006.

In May 2004, Altana Pharma AG (Altana) (which was recently acquired by Nycomed) and Wyeth filed suit against Teva Pharmaceuticals USA, Inc. and Teva Pharmaceutical Industries, Ltd. (Teva) in the United States District Court for the District of New Jersey alleging that Teva’s filing of an Abbreviated New Drug Application (ANDA) seeking U.S. Food and Drug Administration (FDA) approval to market generic pantoprazole sodium tablets infringed U.S. Patent No. 4,758,579, which expires in July 2010. Pantoprazole sodium is the active ingredient in Protonix. As a result of the filing of that suit, final FDA approval of Teva’s ANDA was automatically stayed until August 2, 2007. In April 2005, Altana and Wyeth filed suit against Sun Pharmaceutical Advanced Research Centre Ltd. and Sun Pharmaceutical Industries Ltd. (Sun) in the United States District Court for the District of New Jersey alleging that Sun’s filing of an ANDA seeking FDA approval to market generic pantoprazole sodium tablets infringed that same patent. As a result of that suit, final FDA approval of Sun’s ANDA was automatically stayed until September 8, 2007. These cases have been consolidated into a single proceeding pending before the United States District Court for the District of New Jersey. No trial date has yet been set.

Teva’s and Sun’s ANDAs have each been tentatively approved by the FDA. The FDA may finally approve Teva’s and Sun’s ANDAs for pantoprazole sodium tablets on August 2, 2007 and September 8, 2007, respectively.

In anticipation of potential final approval of these ANDAs, on June 22, 2007, Wyeth filed a motion with the Court seeking a preliminary injunction against both Teva and Sun that would prevent them from launching generic versions of Protonix until the Court enters a final decision in the litigation.

Wyeth believes that the patent will withstand the challenges by Teva and Sun and intends to vigorously enforce its patent rights. Wyeth also believes that it has a strong basis for seeking a preliminary injunction to prevent an early generic launch. However, the course and outcome of future proceedings in any litigation cannot be predicted with certainty. It is possible that Wyeth will not be able to prevent Teva and/or Sun from launching generic products following their receipt of final FDA approval, which likely would negatively impact sales of Protonix significantly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2007	WYETH

	By:	/s/ William M. Haskel
	Name:	William M. Haskel
	Title:	Vice President and Associate General Counsel